As filed with the Securities and Exchange Commission on February 6, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Sonos, Inc.

(Exact name of registrant as specified in its charter)

Delaware	03-0479476
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Sonos, Inc.

614 Chapala Street
Santa Barbara, CA 93101

(Address of Principal Executive Offices) (Zip Code)

2018 Equity Incentive Plan

2018 Employee Stock Purchase Plan

(Full title of the plans)

Patrick Spence

Chief Executive Officer

Sonos, Inc.

614 Chapala Street
Santa Barbara, CA 93101

(805) 965-3001

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Zachary R. Blume Ropes & Gray LLP Prudential Tower 800 Boylston Street Boston, MA 02199 (617) 951-7000	Edward Lazarus Chief Legal and Strategy Officer and Corporate Secretary Sonos, Inc. 614 Chapala Street Santa Barbara, CA 93101 (805) 965-3001

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, the Registrant is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register 7,385,232 additional shares of common stock under the 2018 Equity Incentive Plan and 2,954,093 additional shares of common stock under the 2018 Employee Stock Purchase Plan pursuant to the provisions of those plans providing for an automatic increase in the number of shares reserved for issuance under such plans. This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statements on Form S-8 filed with the Commission on August 2, 2018 (Registration No. 333-226516), February 7, 2019 (Registration No. 333-229558), February 6, 2020 (Registration No. 333-236296), May 13, 2021 (Registration No. 333-256052), February 9, 2022 (Registration No. 333-262611) and February 9, 2023 (Registration No. 333-269648).

Item 8. Exhibits.

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

4.1	Restated Certificate of Incorporation	10-Q	001-38603	3.1	9/11/2018

4.2	Restated Bylaws	10-Q	001-38603	3.2	9/11/2018

4.3	Form of Common Stock Certificate	S-1	333-226076	4.01	7/6/2018

5.1	Opinion of Ropes & Gray LLP					X

23.1	Consent of Ropes & Gray LLP (included in Exhibit 5.1)					X
23.2	Consent of Independent Registered Public Accounting Firm					X

24.1	Power of Attorney (included on the signature page of this Registration Statement)					X

99.1	2018 Equity Incentive Plan, and forms of agreement thereunder	10-Q	001-38603	10.1	8/12/2021

99.2	2018 Employee Stock Purchase Plan, and form of subscription agreement	S-1	333-226076	10.04	7/6/2018

107	Filing Fee Table					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Barbara, State of California, on February 6, 2024.

SONOS, INC. /s/ Patrick Spence Patrick Spence Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Patrick Spence and Saori Casey, and each of them, as his or her true and lawful attorney-in-fact and agent with the full power of substitution, for him or her, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments to this Registration Statement on Form S-8), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated:

Name	Title	Date
/s/ Patrick Spence	Chief Executive Officer and Director (Principal Executive Officer)	February 6, 2024
Patrick Spence
/s/ Saori Casey	Chief Financial Officer (Principal Financial Officer)	February 6, 2024
Saori Casey
/s/ Chris Mason	SVP, Finance and Chief Accounting Officer (Principal Accounting Officer)	February 6, 2024
Chris Mason
/s/ Karen Boone	Director	February 6, 2024
Karen Boone
/s/ Joanna Coles	Director	February 6, 2024
Joanna Coles
/s/ Thomas Conrad	Director	February 6, 2024
Thomas Conrad
/s/ Julius Genachowski	Chairperson of the Board of Directors	February 6, 2024
Julius Genachowski
/s/ Jonathan Mildenhall	Director	February 6, 2024
Jonathan Mildenhall
/s/ Michelangelo Volpi	Director	February 6, 2024
Michelangelo Volpi